UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Indenture and Notes

On November 9, 2021, Continental Resources, Inc. (the “Company”) and its subsidiaries, Banner Pipeline Company, L.L.C. (“Banner”), CLR Asset Holdings, LLC (“CLR Asset Holdings”) and The Mineral Resources Company (“TMRC”, and together with Banner and CLR Asset Holdings, the “Initial Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets, Inc., BofA Securities, Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, as the representatives of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $800 million in aggregate principal amount of the Company’s 2.268% senior notes due 2026 (the “2026 Notes”) and $800 million in aggregate principal amount of the Company’s 2.875% senior notes due 2032 (the “2032 Notes”, and together with the 2026 Notes, the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The Notes were issued pursuant to an indenture, dated November 22, 2021 (the “Indenture”), among the Company, the Initial Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used in this section “Indenture and Notes” in this Form 8-K, but not otherwise defined have the meanings assigned to them under the Indenture.

The Notes are general unsecured senior obligations of the Company. The Notes rank equally in right of payment with all of the Company’s existing and future Senior Indebtedness and senior in right of payment to any of the Company’s future Subordinated Indebtedness. The Notes will effectively be junior in right of payment to all of the Company’s future secured Indebtedness and other obligations, to the extent of the value of the assets securing such Indebtedness and other obligations. The Notes are fully and unconditionally guaranteed on a senior basis by the Initial Guarantors, which are three of the Company’s six subsidiaries and by certain future subsidiaries, if any, of the Company. The Notes will be structurally subordinated to all obligations of each of the Company’s existing and future subsidiaries, if any, that do not guarantee the Notes.

Interest and Maturity

The 2026 Notes will mature on November 15, 2026, and interest is payable on the 2026 Notes on May 15 and November 15 of each year, commencing May 15, 2022. The 2032 Notes will mature on April 1, 2032, and interest is payable on the 2032 Notes on April 1 and October 1 of each year, commencing April 1, 2022.

Optional Redemption

2026 Notes

The Company has the option to redeem the 2026 Notes, in whole or in part, at any time prior to November 15, 2023 at the applicable Make-Whole Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, any time on or after November 15, 2023, the Company may redeem the 2026 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2026 Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

2032 Notes

The Company also has the option to redeem the 2032 Notes, in whole or in part, at any time prior to January 1, 2032 at the applicable Make-Whole Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, any time on or after January 1, 2032, the Company may redeem the 2032 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Certain Covenants

The Indenture contains certain covenants that, among other things, restrict:

•	the Company’s ability and the ability of its Restricted Subsidiaries and future Restricted Subsidiaries, if any, to:

•

create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any of the properties of the Company or any Restricted Subsidiary or upon any Capital Stock of any Restricted Subsidiary or any Capital Stock of any Subsidiary that owns, directly or indirectly through ownership in another Subsidiary, the Capital Stock of any Restricted Subsidiary (provided the Company and any Subsidiary may create, incur or assume Funded Debt secured by Liens up to an aggregate amount equal to 15% of the Company’s Adjusted Consolidated Net Tangible Assets); and

•	enter into any Sale/Leaseback Transaction; and

•	the Company’s ability to consolidate or merge with or into, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to, another Person; and

•	each Guarantor’s ability to consolidate or merge with or into another Person.

These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default with respect to each series of the Notes: (i) default by the Company or any Guarantor in the payment of principal of or any premium on such Notes when due and payable at Maturity; (ii) default by the Company or any Guarantor in the payment of interest on such Notes when due and the continuation of such default for 30 days; (iii) default on any other Indebtedness of the Company or any Guarantor if either (a) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (b) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period, having a principal amount of $25.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; (iv) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets or to make or consummate a Net Proceeds Offer or a Change of Control Offer; (v) failure by the Company or any Guarantor to remedy for 60 days after notice any breach or default in the performance of the other covenants or agreements in the Indenture provided the Company has 90 days to remedy or receive a waiver if the Company is attempting to remedy such breach or default as promptly as reasonably practicable; (vi) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor of such Notes denies or disaffirms its obligations under its Guarantee; and (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any Guarantor. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes of such series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series may declare the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of November 22, 2021, among Continental Resources, Inc., Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC, The Mineral Resources Company and Wilmington Trust, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)
Dated: November 22, 2021

	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer & Chief Strategy Officer